UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 1, 2010
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-32657 (Commission File Number)	980363970 (I.R.S. Employer Identification No.)

Mintflower Place 8 Par-La-Ville Road Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual general meeting of shareholders of Nabors Industries Ltd. (the “Company”) was held on June 1, 2010. Holders of 87.13% of the outstanding shares of the Company entitled to vote as of the record date for the meeting participated in person or by proxy. Five of the seven members of the Company’s Board of Directors attended the meeting.
The matters voted upon at the meeting were:
1.	Election of Class I Directors

	Shares For	Shares Withheld	Non-Votes
John V. Lombardi	131,655,561	121,771,542	20,543,581
James L. Payne	132,532,355	120,894,748	20,543,581
2.	Approval and Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor and Authorization for the Audit Committee to Set the Auditor’s Remuneration

For	273,185,731
Against	653,125
Abstain	131,828
3.	Shareholder Proposal on Pay for Superior Performance

For	101,530,122
Against	151,471,178
Abstain	425,803
Non-Votes	20,543,581
4.	Shareholder Proposal on Advisory Vote on Executive Compensation

For	96,676,261
Against	124,677,209
Abstain	32,073,633
Non-Votes	20,543,581
5.	Shareholder Proposal on Independent Board Chairman

For	63,054,216
Against	189,935,658
Abstain	437,229
Non-Votes	20,543,581
6.	Shareholder Proposal on Declassification of Board

For	189,629,338
Against	63,318,700
Abstain	479,065
Non-Votes	20,543,581

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 4, 2010	Nabors Industries Ltd.
/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

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